Exhibit 5.1

[Letterhead of Womble Bond Dickinson (US) LLP]

May 20, 2019

Kontoor Brands, Inc.

400 N. Elm Street

Greensboro, North Carolina 27401

Re:	Registration Statement on Form S-8 Relating to the

Kontoor Brands Executive Deferred Savings Plan II

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Kontoor Brands, Inc., a North Carolina corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to $80,000,000 in deferred compensation obligations of the Company (the “Obligations”), which are proposed to be offered and sold pursuant to the Kontoor Brands Executive Deferred Savings Plan II (the “Plan”). This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

As the Company’s special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Obligations, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors, and (ii) is subject to general principles of equity, whether applied by a court of law or equity.

In addition, the Plan is intended to constitute a “top-hat” plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is a plan that is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The provisions of the written Plan document comply with the provisions applicable to top-hat plans. We express no opinion as to whether the Plan is being operated by the Company in accordance with the rules and reporting requirements applicable to a top-hat plan under ERISA, or whether the employees that the Company has deemed eligible to participate in the Plan would constitute a select group of management or highly compensated employees.

This opinion is limited to Title I of ERISA and the laws of the State of North Carolina, as currently in effect, and we are expressing no opinion as to the effect of any other laws or the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP